Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2021 Financial Results

THE COLONY, TX – May 17, 2021 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Revenue was $35.1 million, a 38.6% increase compared with the first quarter of 2020.
•	Gross profit was $6.4 million, a 41.8% increase compared with the first quarter of 2020.
•	Gross margin was 18.3% of revenue compared with 17.9% during the first quarter of 2020.
•	Net income per share attributable to common stockholders was $0.06, compared with a net loss per share of $(0.02) per share during the first quarter of 2020.
•	Adjusted EBITDA was $2.6 million, a quarterly record and a 390% increase compared with the first quarter of 2020.

“This year is off to a great start with growth from new and existing customers, significantly driven by an increase in waste volumes with customers, particularly in the industrial end market as their activity levels accelerated to make up for COVID-related constraints experienced last year. These increases more than offset the impact of the pandemic-led economic downturn in the automotive service and restaurant end markets.  Comparisons also benefited from a full quarter of contribution from the Green Remedies acquisition we completed last October.  Importantly, we demonstrated the operating leverage in our business model while driving 390% improvement in Adjusted EBITDA,” said S. Ray Hatch, President and Chief Executive Officer.  “While we expect the increase in the industrial activity may fluctuate in the coming quarters, activity levels in those end markets that were hardest hit by the pandemic continue to improve and we anticipate showing improvements in year-over-year financial results for the balance of the year.”

First Quarter 2021 Earnings Conference Call and Webcast

Quest will conduct a conference call Monday, May 17, 2021, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2021. Investors interested in participating on the live call can dial 1-866-548-4713 within the U.S. or 1-323-794-2093 from abroad, referencing conference ID: 1559471.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by excluding items that Quest does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for Quest's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities. Quest provides businesses across multiple industry sectors with single source, customer specific solutions to address a wide variety of waste streams and recyclables generated by their operations. Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve and satisfy their environmental and sustainability goals and responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief that the positive momentum we saw in the back half of 2020 has continued in 2021 and we expect growth of new and existing customers will continue to offset the COVID-related downturn that we continue to experience in certain end markets.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$35,102	$25,332
Cost of revenue	28,662	20,789
Gross profit	6,440	4,543
Selling, general, and administrative	4,263	4,409
Depreciation and amortization	407	334
Total operating expenses	4,670	4,743
Operating income (loss)	1,770	(200)
Interest expense	561	84
Income (loss) before taxes	1,209	(284)
Income tax expense (benefit)	62	(52)
Net income (loss)	$1,147	$(232)

Net income (loss) applicable to common stockholders	$1,147	$(232)
Net income (loss) per common share:
Basic	$0.06	$(0.02)
Diluted	$0.06	$(0.02)

Weighted average number of common shares outstanding:
Basic	18,505	15,397
Diluted	19,413	15,397

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$1,147	$(232)
Depreciation and amortization	476	348
Interest expense	561	84
Stock-based compensation expense	310	377
Acquisition, integration, and related costs	19	—
Other adjustments	53	9
Income tax expense (benefit)	62	(52)
Adjusted EBITDA	$2,628	$534

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2020	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,754	$7,516
Accounts receivable, less allowance for doubtful accounts of $977 and $935 as of March 31, 2021 and December 31, 2020, respectively	20,723	17,421
Prepaid expenses and other current assets	1,184	1,069
Total current assets	32,661	26,006

Goodwill	66,310	66,310
Intangible assets, net	6,206	6,529
Property and equipment, net, and other assets	3,241	3,384
Total assets	$108,418	$102,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,303	$15,247
Other current liabilities	1,584	1,393
Current portion of notes payable	624	624
Total current liabilities	22,511	17,264

Notes payable, net	14,300	14,948
Other long-term liabilities, net	1,854	1,974
Total liabilities	38,665	34,186

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31,2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 18,690 and 18,413 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	19	18
Additional paid-in capital	166,987	166,425
Accumulated deficit	(97,253)	(98,400)
Total stockholders’ equity	69,753	68,043
Total liabilities and stockholders’ equity	$108,418	$102,229

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